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                                                                   EXHIBIT 10.14

                                UNSECURED NOTE


                                                              New York, New York
$7,000,000.00                                                 November 20, 1996

        FOR VALUE RECEIVED, CHARTWELL LEISURE INC., a Delaware corporation having an office at 605 Third Avenue, New York, New York 10158 ("Maker"), promises to pay to HFS INCORPORATED, a Delaware corporation having an office at 339 Jefferson Road, Parsippany, New Jersey ("Payee"), at said office, or at such other place as may be designated, from time to time, in writing by Payee, the principal sum of SEVEN MILLION and 00/100 Dollars ($7,000,000.00) in lawful money of the United States of America, with interest thereon from and including January 1, 1997 to, but not including, the date this Note is paid in full calculated in the manner hereinafter set forth, as follows:

            (i) interest only on the Principal Balance calculated at the Applicable Rate shall be due and payable semi-annually on July 1, 1997 and on the first (1st) day of each January and July thereafter to and including January 1, 2005;

           (ii) consecutive yearly installments of $1,000,000 each shall be due and payable on January 1, 1999, and on the first day of each January thereafter until the Maturity Date, each of which installments shall be applied in reduction of the Principal Balance; and

          (iii) the entire Principal Balance, together with all interest accrued and unpaid thereon calculated in the manner hereinafter set forth and all other sums due under this Note, shall be due and payable on the Maturity Date.

        1. The following terms as used in this Note shall have the following meanings:


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            (a) The term "Applicable Rate" shall mean an interest rate per annum equal to six percent (6%). Interest at the Applicable Rate (i) shall be calculated for complete calendar months on the basis of a three hundred sixty day (360) calendar year containing twelve (12) months of thirty (30) days each, and (ii) shall be calculated for partial calendar months on the basis of the actual number of days elapsed over a three hundred sixty five
      (365) day calendar year.

            (b) The term "Debt" shall mean all principal, interest, additional interest and other sums of any nature whatsoever which may or shall become due to Payee in accordance with the provisions of this Note.

           (c) The term "Default Rate" shall mean an interest rate per annum equal to the aggregate of (i) five percent (5%) plus (ii) the Applicable Rate. Interest at the Default Rate (i) shall be calculated for complete calendar months on the basis of a three hundred sixty (360) day calendar year containing twelve (12) months of thirty (30) days each, and (ii) shall be calculated for partial calendar months on the basis of the actual number of days elapsed over a three hundred sixty five (365) day calendar year.

           (d) The term "Maturity Date" shall mean January 1, 2005.

           (e) The term "Principal Balance" shall mean the outstanding principal balance of this Note from time to time.

        2. The Principal Balance may be prepaid, in whole or in part, at any time.

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        3.  It is hereby expressly agreed that the entire Debt shall become immediately due and payable at the option of Payee on the happening of any of the following:

            (i) if any portion of the Debt is not paid within five (5) days after notice that the same is due and payable.

            (ii) if Maker shall make an assignment for the benefit of creditors;

            (iii) if a court of competent jurisdiction enters a decree or order for relief with respect to Maker under Title 11 of the United States Code as now constituted or hereafter amended or under any other applicable Federal or state bankruptcy law or other similar law, or if such court enters a decree or order appointing a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of Maker, or of any substantial part of its properties, or if such court decrees or orders the winding up or liquidation of the affairs of Maker and the same is not discharged of record or dismissed within sixty (60) days; or

             (iv) if Maker files a petition or answer or consent seeking relief under Title 11 of the United States Code as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy law or other similar law, or if Maker consents to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other constituted official) of Maker, or of any substantial part of its properties, or if Maker takes any action in furtherance of any action described in this subparagraph.

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        4.   If the Debt is declared immediately due and payable by Payee pursuant to the provisions of this Note, or if the Debt is not paid in full on the Maturity Date, Maker shall thereafter pay interest on the then entire outstanding Principal Balance from the date of such declaration or the Maturity Date, as the case may be, until the date the outstanding Principal Balance is paid in full at the Default Rate.

        5. Maker hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note. If any payment under this
Note is not made when due, Maker agrees to pay all costs of collection when incurred, including reasonable attorneys' fees (which costs shall be added to the amount due under this Note and shall be receivable therewith). Maker agrees to perform and comply with each of the terms, covenants and provisions contained in this Note on the part of Maker to be observed or performed. No release of any security for the payment of this Note or extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note made by agreement between Payee and any other person or party shall release, discharge, modify, change or affect the liability of Maker under this Note.

        6. This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the Principal Balance at a rate which could subject Payee to either civil or criminal liability as a result of being in excess of the maximum rate which Maker is permitted by law to contract or agree to pay. If by the terms of this Note Maker is at any time required or obligated to pay interest on the Principal Balance at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the Principal Balance.

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        7. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

        8. The terms of this Note shall be governed by and construed under the laws of the State of New York.

        9. This Note may only be modified, amended, changed or terminated by an agreement in writing signed by Payee and Maker. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by Payee and if so given by Payee shall only be effective in the specific instance in which given.

       10. Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute and deliver this Note and that the Debt hereunder constitutes a valid and binding obligation of Maker.

       11. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include their respective successors and assigns.

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        IN WITNESS WHEREOF, Maker has duly executed this Note the day and year first above written.


                                                CHARTWELL LEISURE INC.

                                                By: /s/ Martin L. Edelman
                                                ------------------------------
                                                    Name:  Martin L. Edelman
                                                    Title: President

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